Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
FutureLand, Corp. and subsidiaries
Saint Petersburg, Florida

We consent to the reference to our Independent Registered Public Accounting Firm Report dated April 14, 2016, on our audit of the financial statements of FutureLand, Corp. and subsidiaries as of December 31, 2015 and for the year then ended, to be incorporated by reference in the Form S-1 to be filed with the Commission on or about May 19, 2016.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants
Dallas, Texas
May 19, 2016